Exhibit 99.1

EMERGE INTERACTIVE AND POWER GENETICS ENTER INTO

COOPERATIVE MARKETING AGREEMENT

SEBASTIAN, Fla., July 10, 2006 – eMerge Interactive, Inc. (Nasdaq: EMRG) and Power Genetics Company today announced the completion of a multi-year cooperative marketing agreement designed to mutually benefit both companies by using eMerge’s CattleLog Verification Services to help qualify additional supply for Power Genetics’ premium cattle programs.

CattleLog Verification Services is comprised of an expanded set of data verification services and an optional CattleLog Listing Service that will allow participants to qualify and promote their animals to all potential buyers, allowing sellers to realize value for their production and buyers to locate cattle they need to meet their supply requirements.

“Our customers will benefit from the combination of CattleLog technology and Power Genetics’ proven value-added programs, providing them with one of the beef industry’s best premium opportunities,” said David C. Warren, eMerge’s Chief Executive Officer. “CattleLog holds a leadership position in all forms of data collection and verification. This partnership with Power Genetics gives us a great opportunity to further extend our CattleLog Verification Services and data management reach to one of the largest and most active buyer communities.”

“We are pleased to be working with eMerge and think this agreement represents a great opportunity to benefit our membership and grow our businesses,” said Jason Anderson, Program Manager for Power Genetics. “The CattleLog Verification Services program offers a valuable on-site data verification process, which has the potential to drive significant volume because of its on-site producer interaction and focus on premium programs. Working together, we can validate a larger number of cattle, which in turn allows us to help Power Genetics Certified Feedyards obtain qualified cattle supplies and grow the Power Genetics brand.”

On-site Verification Key to Agreement

A significant element of the marketing agreement is the on-site supplier evaluations that are mandatory for all CattleLog Verification Services customers. Recognized as the gold standard for data validation, the on-site supplier evaluation is gaining prominence as the preferred method of validation by a growing number of premium and branded programs.

Mr. Anderson further explained the significance of on-site supplier evaluations: “Power Genetics requires on-site supplier evaluations for all cattle in our program. Other verification programs do not require an on-site evaluation, which presents an unacceptable risk to the Power Genetics program. Because CattleLog Verification Services requires on-site verification, it is therefore a more reliable assessment of a producer’s age, source, and health verification claims and has been approved as an acceptable verification option for Power Genetics suppliers and Certified Feedyards.”

While execution of the cooperative marketing agreement with Power Genetics is an important development that eMerge Interactive believes increases the likelihood that CattleLog will gain acceptance in the agricultural industry, there can be no assurance that this development will have a material positive effect on eMerge Interactive’s results of operations or liquidity.

About eMerge Interactive

eMerge Interactive, Inc. is a technology company focusing on the agricultural and meat processing industries. The Company’s products include CattleLog™, a USDA-approved Process Verified Program providing individual-animal data collection and reporting that enables livestock tracking, verification and branding; the VerifEYE™ Carcass Inspection System, a real-time, optical inspection system that scans beef carcasses in packing plants; and the Solo handheld inspection unit, a portable instrument, incorporating the VerifEYE imaging technology. For more information about eMerge Interactive, including the risks and uncertainties associated with its business, and to view its filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com. More information on the CattleLog Verification Service can be found at http://verification.cattlelog.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including the rate of adoption of the Company’s products and services, its ability to grow revenue and margins, its ability to implement its expansion strategy, the impact of competition on pricing, the impact of litigation, general economic conditions and other factors discussed in this release and as set forth from time to time in the Company’s other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.

For additional information regarding this press release please contact Susan Mermer, eMerge Interactive’s Chief Financial Officer, at 772-581-9736.